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                                                                 EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 2001, incorporated by reference in this Form 10-K/A, into the Company's previously filed Registration Statement File Nos. 2-95342, 33-3558, 33-22310, 33-27208, 33-36579, 33-50282, 33-59083, 33-59623,
33-63885, 33-67918, 33-68300, 33-75846, 33-79632, 33-79634, 33-79636,
33-79638, 333-01517, 333-01915, 333-02525, 333-04401, 333-04875, 333-05291,
333-05717, 333-06533, 333-25923, 333-27277, 333-41661, 333-44569, 333-44613,
333-45289, 333-45319, 333-50461, 333-55777, 333-66013, 333-71007, 333-81337,
333-87243, 333-90247, 333-46284 and 333-55666.

/s/ ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
April 2, 2001